UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
October 19, 2016
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Fox Factory Holding Corp.
Current Report on Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.
(e)

On October 19, 2016, Fox Factory Holding Corp. ("the Company") entered into an amendment (the "Amendment") to the employment agreement by and between the Company and Bill Katherman, dated February 20, 2014 (the "Agreement"), which modifies the Company's prior performance bonus arrangement with Mr. Katherman. As a result of the Amendment, Mr. Katherman is eligible to receive a performance bonus ranging from 0% to 75% of his annual base salary based solely on the Company's achievement of certain EBITDA targets as provided for in the Amendment. No other material changes were made to the Agreement.

This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, included as Exhibit 10.1 to this filing and incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are furnished herewith:

Exhibit	Description
10.1	Amendment, dated October 19, 2016, to the Employment Agreement, dated February 20, 2014, by and between Fox Factory Holding Corp. and Bill Katherman

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	October 25, 2016	By:	/s/ ZVI GLASMAN

Zvi Glasman
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit	Description
10.1	Amendment, dated October 19, 2016, to the Employment Agreement, dated February 20, 2014, by and between Fox Factory Holding Corp. and Bill Katherman